                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                              HALLIBURTON COMPANY
.............................................................................
               (Name of Registrant as Specified In Its Charter)


..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
         .......................................................................

      2) Aggregate number of securities to which transaction applies:
         .......................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *
         .......................................................................

      4) Proposed maximum aggregate value of transaction:
         .......................................................................

 * Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ......................................................

      2) Form, Schedule or Registration Statement No.:
         ......................................................

      3) Filing Party:
         ......................................................

      4) Date Filed:
         ......................................................


Notes:

                          [HALLIBURTON COMPANY LOGO]

                                                                  March 22, 1994

To Our Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of Halliburton Company which will be held on Tuesday, May 17, 1994, at 9:00 a.m. in the Venetian Room of the Fairmont Hotel, 1717 N. Akard, Dallas, Texas 75201. The accompanying proxy statement contains information about matters to be considered at the Annual Meeting.

  The first matter is the election of Directors who will be responsible for the direction of the affairs of the Company until the next Annual Meeting.

  The second matter is a proposal to ratify the appointment of Arthur Andersen & Co. as independent accountants to examine the financial statements and books and records of the Company for 1994.

  The last item is a shareholder proposal requesting that the Board of Directors take the necessary steps to provide for cumulative voting in the election of Directors.

  YOUR BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE "FOR" THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT, "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS AND "AGAINST" THE PROPOSAL TO PROVIDE FOR CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS.

  Please sign, date and return the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card. We would appreciate your informing us on the proxy card if you expect to attend the meeting so that we can provide adequate seating accommodations.

  The continuing interest of our stockholders in the business of the Company is appreciated and we hope many of you will be able to attend the Annual Meeting.

                                          Sincerely,

                                          /s/ THOMAS H. CRUIKSHANK

                                          Thomas H. Cruikshank
                                          Chairman of the Board
                                          and Chief Executive Officer

                          [HALLIBURTON COMPANY LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 1994

  The Annual Meeting of Stockholders of HALLIBURTON COMPANY, a Delaware corporation (the "Company"), will be held on Tuesday, May 17, 1994, at 9:00 a.m., in the Venetian Room of the Fairmont Hotel, 1717 N. Akard, Dallas, Texas 75201, to consider and act upon the matters discussed in the attached proxy statement as follows:

  1. To elect eleven (11) Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.

  2. To consider and act upon a proposal to ratify the appointment of Arthur Andersen & Co., as independent accountants to examine the financial statements and books and records of the Company for the year 1994.

  3. To consider and act upon a shareholder proposal requesting that the Board of Directors take the necessary steps to provide for cumulative voting in the election of Directors.

  4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed Monday, March 21, 1994, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment thereof. A Proxy Statement is attached and incorporated herein by reference.

                                          By order of the Board of Directors,

                                                 /s/ SUSAN S. KEITH

                                                     Susan S. Keith
                                              Vice President and Secretary

March 22, 1994

                               ----------------

  IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES WHICH YOU HOLD. TO AVOID UNNECESSARY EXPENSES AND DELAY, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. A RETURN ENVELOPE IS ENCLOSED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT

                              GENERAL INFORMATION

  The accompanying proxy is solicited by and on behalf of the Board of Directors of Halliburton Company (the "Company"). Execution of the proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will be revoked if the stockholder is present at the Annual Meeting and elects to vote in person.

  The record date for determination of the stockholders entitled to vote at the Annual Meeting is the close of business on March 21, 1994. The Company Common Stock, par value $2.50, is the only class of capital stock of the Company that is outstanding. As of March 21, 1994, there were 114,175,473 shares of Common Stock outstanding. Each of the outstanding shares of Common Stock is entitled to one vote. A complete list of stockholders entitled to vote will be kept at the Company's offices at the address specified on page 2 for ten days prior to the Annual Meeting.

  Shares will be voted in accordance with the stockholder's instructions in the accompanying proxy on each matter submitted to stockholders. If no instructions are given, the shares will be voted for the election of Directors, for ratification of the selection of auditors and against the proposal relating to cumulative voting.

  Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. In all matters other than the election of Directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Shares for which a holder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and for purposes of determining the outcome of such matter.

  The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares may be entitled to vote on other matters).

  In the election of directors, shares present but not voting will be disregarded (except for quorum purposes) and the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by those shares, will be elected and votes withheld will have no legal effect.

  In accordance with the Company's confidential voting policy, no vote of any stockholder, whether by proxy or in person, will be disclosed to the officers, directors and employees of the Company, except (i) as necessary to meet applicable legal requirements and to assert claims for and against the Company,
(ii) when disclosure is voluntarily made or requested by the stockholder, (iii) where stockholders write comments on proxy cards or (iv) in the event of a proxy solicitation not approved and recommended by the Board of Directors. The proxy solicitor, the election inspectors and the tabulators of all proxies, ballots and voting tabulations that identify stockholders are independent and are not employees of the Company.

  This Proxy Statement and form of proxy are being sent to stockholders on or about April 4, 1994. The Company's Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 1993 accompanies this Proxy Statement. Such Annual Report is not to be considered as a part of the proxy solicitation material nor as having been incorporated herein by reference.

  The principal executive offices of the Company are located at 3600 Lincoln Plaza, 500 N. Akard Street, Dallas, Texas 75201-3391.

                             ELECTION OF DIRECTORS

                                    (ITEM 1)

  Mr. Edwin L. Cox, who has served as a Director since 1979, is retiring from the Board of Directors immediately prior to the Annual Meeting of Stockholders on May 17, 1994, and will not be a candidate for election for the ensuing year. Mr. Richard J. Stegemeier is being proposed for the first time for election as a Director to fill the vacancy on the Board which would otherwise exist because of Mr. Cox's retirement. Mr. C. J. Silas, who was elected as a Director at a meeting of the Board of Directors on July 15, 1993, is also being proposed for election to the Board of Directors by stockholders for the first time.

  Eleven Directors are to be elected to serve for the ensuing year and until their successors are elected and qualify. Ten of the eleven nominees hereinafter named are presently Directors of the Company. It is intended that the Common Stock represented by the proxies, in the absence of instructions to the contrary, will be voted for the election as Directors of the eleven nominees, or if any such nominee shall be unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board of Directors, unless the Board of Directors, because of the unavailability of a suitable substitute, reduces the number of Directors to be elected. Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR

                ANNE L. ARMSTRONG, 66, Chairman of Board of Trustees, Center
              for Strategic and International Studies, Washington, D.C.; former Chairman of the President's Foreign Intelligence Advisory Board, 1981-1990; former Ambassador to Great Britain; joined Halliburton Company Board in 1977; Chairman of the Environment, Health and Safety Committee and member of the Management Oversight and Nominating Committees; Director of American Express Company, Boise Cascade Corporation, General Motors Corporation and Glaxo Holdings p.l.c.

                ROBERT W. CAMPBELL, 71, Chairman of the Board (retired),
              Canadian Pacific Limited (engaged in commercial transportation, development of natural resource properties, manufacturing and other activities world-wide), 1986-1989; joined Halliburton Company Board in 1989; Chairman of the Nominating Committee and member of the Audit and Management Oversight Committees; Director of Ranger Oil Limited.

                LORD CLITHEROE, 64, Chairman, The Yorkshire Bank, PLC; Deputy
              Chief Executive, The RTZ Corporation PLC (an international group of mining and industrial companies), 1987-1989; Executive Director, The RTZ Corporation PLC, 1968-1987; joined Halliburton Company Board in 1987; Chairman of the Management Oversight Committee and member of the Environment, Health and Safety and Nominating Committees.

                ROBERT L. CRANDALL, 58, Chairman and President, AMR
              Corporation and American Airlines, Inc. (engaged primarily in the air transportation business) since 1985; joined Halliburton Company Board in 1986; Vice Chairman of the Audit Committee and member of the Compensation and Management Oversight Committees; Director of AMR Corporation and American Airlines, Inc.

                THOMAS H. CRUIKSHANK, 62, Chairman of the Board and Chief
              Executive Officer of the Company; President and Chief Executive Officer of the Company, 1983-1989; joined Halliburton Company Board in 1977; Director of Goodyear Tire and Rubber Company and The Williams Companies, Inc.

                WILLIAM R. HOWELL, 58, Chairman of the Board and Chief
              Executive Officer, J.C. Penney Company, Inc. (a major retailer) since 1983; joined Halliburton Company Board in 1991; Chairman of the Compensation Committee and member of the Management Oversight and Audit Committees; Director of J.C. Penney Company, Inc., Exxon Corporation, Warner-Lambert Company, Bankers Trust Company and Bankers Trust New York Corporation.

                DALE P. JONES, 57, President of the Company; Executive Vice
              President -- Oil Field Services of the Company, 1987-1989; Senior Vice President of the Company, 1987; joined Halliburton Company Board in 1988.

                C. J. SILAS, 61, Chairman of the Board and Chief Executive
              Officer, Phillips Petroleum Company (engaged in exploration and production of crude oil, natural gas and natural gas liquids on a worldwide basis, the manufacture of plastics and petrochemicals and other activities) since 1985; joined Halliburton Company Board in 1993; member of the Compensation, Audit and Management Oversight Committees; Director of Phillips Petroleum Company, Comsat Corporation and Reader's Digest Association, Inc.

                ROGER T. STAUBACH, 52, Chairman of the Board and Chief
              Executive Officer, The Staubach Company (a diversified real estate company); Chairman, Chief Executive Officer and President, The Staubach Company, 1983-1991; joined Halliburton Company Board in 1991; member of the Compensation, Management Oversight and Environment, Health and Safety Committees; Director of Gibson Greetings, Inc., Life Partners Group, Inc., First USA, Inc., Brinker International, Inc. and Columbus Realty Trust.

                RICHARD J. STEGEMEIER, 65, Chairman of the Board, since 1989, and Chief Executive Officer, since 1988, Unocal Corporation (an energy resources company); President, Unocal Corporation, 1985-1992; Director of Unocal Corporation, First Interstate Bancorp, Foundation Health Corporation, Northrop Corporation, and Outboard Marine Corporation.

                E. L. WILLIAMSON, 69, Chairman of the Board and Chief
              Executive Officer (retired), The Louisiana Land and Exploration Company (engaged principally in the exploration, development and production of natural resources), 1985-1988; joined Halliburton Company Board in 1981; Vice Chairman of the Environment, Health and Safety Committee and member of the Compensation and Management Oversight Committees; Director of The Louisiana Land and Exploration Company, Hibernia Corporation and Central Louisiana Electric Company, Inc.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information with respect to persons who, to the Company's knowledge (based on information contained in Schedules 13G filed with the Securities and Exchange Commission with respect to beneficial ownership at December 31, 1993), own or have the right to acquire more than five percent of the Common Stock of the Company.

                                                 AMOUNT AND
                                                 NATURE OF     PERCENT
      NAME AND ADDRESS                           BENEFICIAL      OF
      OF BENEFICIAL OWNER                        OWNERSHIP      CLASS
      -------------------                        ----------    -------
      FMR Corp.                                  13,871,585(1)  12.2%
       82 Devonshire Street
       Boston, MA 02109
      Barrow, Hanley, Mewhinney & Strauss, Inc.   5,966,800(2)   5.2%
       280 Crescent Court, 19th Floor
       Dallas, TX 75201

- --------
(1) The number of shares reported includes 12,082,376 shares beneficially owned by Fidelity Management & Research Company, 1,661,809 shares owned by Fidelity Management Trust Company and 127,400 shares held by Fidelity International Limited. FMR Corp., through control of Fidelity Management & Research Company and Fidelity Management Trust Company, has sole dispositive power over the shares with the exception of those held beneficially by Fidelity International Limited. FMR Corp. has sole voting power with respect to 1,252,809 shares of Common Stock.
(2) Barrow, Hanley, Mewhinney & Strauss, Inc. has sole investment power over the shares, sole voting power with respect to 2,096,600 shares and shared voting power with respect to 3,870,200 shares.

  The following table sets forth, as of March 21, 1994, the amount of Company Common Stock owned beneficially by each Director and nominee for Director, each of the executive officers named in the Summary Compensation Table on page 12 and all Directors, nominees for Director and executive officers as a group.

                                                      AMOUNT AND NATURE OF
                                                      BENEFICIAL OWNERSHIP
                                                 --------------------------------
                                                               SHARED
                                                 SOLE VOTING VOTING OR
NAME OF BENEFICIAL OWNER OR                      AND INVEST- INVESTMENT  PERCENT
NUMBER OF PERSONS IN GROUP                       MENT POWER   POWER(1)   OF CLASS
- ---------------------------                      ----------- ----------  --------
Anne L. Armstrong..............................      1,200                  *
Alan A. Baker(3)(4)............................     56,961     1,200(2)     *
Robert W. Campbell.............................        700                  *
Lord Clitheroe.................................        500                  *
Edwin L. Cox...................................      1,200                  *
Robert L. Crandall.............................        700                  *
Thomas H. Cruikshank(3)(4).....................    120,000                  *
William R. Howell..............................        500                  *
Dale P. Jones(3)(4)............................     71,987                  *
Tommy E. Knight(4).............................     30,250
W. Bernard Pieper(4)...........................     79,106                  *
C. J. Silas....................................        200                  *
Roger T. Staubach..............................        700                  *
Richard J. Stegemeier..........................                1,000(2)     *
E. L. Williamson...............................        700                  *
Shares owned by all current Directors, nominees
 for Director and executive officers as a group
 (18 persons)(4)...............................    446,191     2,200        *

- --------
 * Less than 1% of shares outstanding.
(1) Halliburton Company Employee Benefit Master Trust No. 3 (the "Trust"), a trust established to hold the assets of the Halliburton Stock Fund for certain of the Company's profit sharing, retirement and savings plans ("Plans"), held 2,096,482 shares of Company Common Stock at March 21, 1994. Messrs. Baker and Cruikshank and an executive officer not named in the above table have beneficial interests in the Trust. Shares of Company Common Stock held in the Trust are not allocated to any individual's account and an aggregate of 7,267 shares which might be deemed to be beneficially owned as of March 21, 1994 by Messrs. Baker, Cruikshank and an unnamed executive officer are not included in the table above. Shares owned by the Trust are voted by the Trustee, State Street Bank and Trust Company, in accordance with voting instructions from the participants. Under the terms of the Plans, a participant has the right, from time to time, to determine whether up to 15% of his account is invested in the Halliburton Stock Fund or in alternative investments permitted by the Plans. The Trustee, however, determines when sales or purchases are to be made by the Trust.
(2) 1,200 shares are held in joint tenancy by Mr. Baker and his wife, who share voting and investment power with respect thereto. Mr. Stegemeier and his wife hold 1,000 shares as co-trustees of the Stegemeier Family Trust and share voting and investment power with respect to such shares.
(3) Not included in the table for Messrs. Cruikshank and Baker are 400 shares and 16,207 shares, respectively, held by their wives and 3,000 shares owned by Mr. Jones' daughter. Messrs. Cruikshank, Baker and Jones disclaim any beneficial ownership in such shares of Common Stock.
(4) Included in the table are shares of Common Stock which may be purchased pursuant to outstanding stock options within 60 days of the date hereof for the following: Mr. Baker-8,333; Mr. Cruikshank-25,000; Mr. Jones-15,000; Mr. Knight-8,333; Mr. Pieper-15,000 and two unnamed executive officers-each 4,667. Until such time as the options are exercised, the aforesaid individuals will neither have voting nor investment power with respect to the underlying shares of Common Stock but only have the right to acquire beneficial ownership thereof through exercise of their respective options.

          THE BOARD OF DIRECTORS AND STANDING COMMITTEES OF DIRECTORS

  The Board of Directors of the Company has standing Audit, Compensation, Nominating, Environment, Health and Safety and Management Oversight Committees. During the last fiscal year, the Board of Directors met on 5 occasions, the Compensation Committee met on 4 occasions, the Nominating Committee met on 3 occasions and the Audit, Environment, Health and Safety and Management Oversight Committees each met on 2 occasions. No member of the Board attended fewer than 75 percent of the aggregate number of meetings of the Board and the Committees on which he or she served during the last fiscal year.

AUDIT COMMITTEE

  The Audit Committee, among its functions, recommends to the Board of Directors the appointment of independent auditors; reviews the scope of the independent auditors' examination and the scope of activities of the internal audit department; reviews the Company's financial policies and accounting systems and controls; and approves and ratifies the duties and compensation of the independent auditors, both with respect to audit and non-audit services. The Committee meets separately from time to time with the independent auditors and with members of the internal audit staff, outside the presence of Company management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.

COMPENSATION COMMITTEE

  Duties of the Compensation Committee include developing and approving an overall executive compensation philosophy consistent with corporate objectives and stockholder interests; acting as a salary and promotion committee with respect to officers of the Company and certain officers of subsidiaries and divisions; establishing annual performance goals under the Halliburton Annual Incentive Compensation Plan; administering and granting awards under the Company's 1993 Stock and Long-Term Incentive Plan and Senior Executives' Deferred Compensation Plan; administering the Career Executive Incentive Stock Plan; acting as a committee for administration of other forms of non-salary compensation; and evaluating management development programs and activities.

NOMINATING COMMITTEE

  The Nominating Committee develops and recommends to the Board of Directors criteria relating to candidate selection; identifies candidates for Board membership; establishes procedures whereby individuals may be recommended by stockholders for consideration by the Committee as possible candidates for election to the Board; proposes to the Board a slate of Director nominees for election at the Annual Meeting of Stockholders and candidates to fill vacancies on the Board; and recommends members to serve on the various Committees of the Board.

  The Nominating Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the Committee in care of the Vice President and Secretary at the address of the Company set forth on page 2 of this Proxy Statement. Stockholder nominations must be submitted prior to year end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desirous of serving, if elected.

  Nominations by stockholders may also be made at an annual meeting of stockholders in the manner provided in the Company's bylaws. The bylaws provide that a stockholder of the Company entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Such nominations shall be made pursuant to written notice to the Secretary, which must be received at the principal executive offices of the Company not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting. The notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and
(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with the above-specified procedures.

ENVIRONMENT, HEALTH AND SAFETY COMMITTEE

  The Environment, Health and Safety Committee has responsibility for reviewing and assessing the Company's environmental, health and safety policies and practices and proposing modifications or additions thereto as needed; overseeing the communication and implementation of such policies throughout the Company; reviewing annually the environmental, health and safety performance of the Company's operating units and their compliance with applicable policies and legal requirements; and identifying, analyzing and advising the Board on environmental, health and safety trends and related emerging issues.

MANAGEMENT OVERSIGHT COMMITTEE

  The Management Oversight Committee has responsibility for evaluating the performance of the Chief Executive Officer of the Company; reviewing succession plans for senior management of the Company and its major operating groups; and reviewing other internal matters of broad corporate significance.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Halliburton's primary mission is to enhance long-term shareholder value by providing a broad spectrum of high quality services and related products within the energy services, engineering and construction and insurance industry segments in which the Company operates. The Compensation Committee of Directors (the Committee) believes that the Company's total compensation package for executives should be linked to increased shareholder value and to the achievement of the Company's business and strategic goals.

  The Committee has responsibility for overseeing the compensation program for the members of the Executive Committee of the Company and other senior officers of the Company, its subsidiaries and divisions. The Committee is comprised entirely of independent directors, none of whom is an employee or former employee of the Company. Moreover, none of the members has any "interlocking" relationship with the board of directors or compensation committee of any unaffiliated corporation.

OVERALL EXECUTIVE COMPENSATION PHILOSOPHY

  Halliburton's compensation objective is to provide an overall executive compensation package for senior executives which is integrated with business and organizational strategies and serves to focus executives on enhancement of shareholder value and on short-term and long-term goals that are important to the Company. Beyond that, the Committee's priorities are to assure that the executive compensation programs enable the Company to attract, retain and motivate the high caliber executives required for the success of the business. The Committee is convinced that providing a competitive total compensation package for each of the executives is essential to the success of the Company and is in the best interest of shareholders. Furthermore, the Committee believes that maximum performance can be encouraged and reinforced through the use of cash and stock-based incentive compensation programs linked to business results. In determining what it deems to be appropriate types and amounts of compensation for the Chief Executive Officer, the Committee has consulted with outside compensation consultants and has had access to and reviewed independent compensation data.

  In the design and administration of executive compensation programs, the Committee makes reference to, but does not necessarily target, current market practices measured at the 50th percentile. In doing so, the Committee considers the compensation practices of companies, adjusted for size, within the energy services and engineering and construction industry, as well as practices of similarly sized companies within general industry. The industry-specific companies utilized for compensation purposes are not the same companies which comprise the published peer group index in the Performance Graph included in this proxy statement. The comparator group in the Performance Graph is representative of the broad energy industry which the Company services; the comparator group used for compensation purposes is, however, specific to its energy services and engineering/construction operations, which, in the Committee's view, provides the most comparable reference for the Company's executive positions.

  In determining actual compensation levels, the Committee considers total compensation, as well as each component of the compensation package. With respect to total compensation, the compensation package is expected to produce payments at or below market levels, given acceptable corporate performance, and somewhat above market levels, given outstanding corporate performance. The executive compensation package currently consists of the following components:
(1) base salary, (2) annual incentive compensation opportunity, (3) stock-based awards and (4) benefits, including supplemental retirement benefits.

BASE SALARY

  Salaries for the five highest paid executives (the "Named Executives") are listed in the Summary Compensation Table. Executive officers' salaries are reviewed annually by the Committee. In making salary decisions, the Committee exercises discretion and judgment based on the following factors: internal factors involving the executive's level of responsibility, experience, individual performance and equity issues relating to pay for other Company executives, as well as external factors involving competitive positioning, overall corporate performance and general economic conditions. No specific formula is applied to determine the weight of each factor.

  The base salary for Mr. Cruikshank (Chairman of the Board and Chief Executive Officer of the Company) was reviewed at the December 1992 and 1993 meetings of the Committee. Notwithstanding the Committee's concern that Mr. Cruikshank has not received an increase in salary since January 1, 1991, the Committee did not adjust Mr. Cruikshank's salary for either 1993 or 1994 in view of the continued instability of our industry markets, the uncertainty of the economic environment and the on-going restructuring and cost reduction efforts within the Company.

ANNUAL INCENTIVE COMPENSATION

  The Halliburton Annual Incentive Compensation Plan (the "Annual Incentive Plan") provides a means to link executive officers' annual cash compensation to the achievement of one-year financial objectives for the corporation as a whole. Members of the Executive Committee (composed of seven persons, including the Named Executives), Company officers and certain senior Company managers are eligible to participate in such Plan.

  At the beginning of each year, the Committee selects the performance measure(s) and the financial criteria used as the basis for earning an incentive payment under the Annual Incentive Plan. In 1993, the Company's consolidated (after-tax) net income was used as the performance measure. The financial requirements for 1993 included specific amounts of predetermined net income below which no incentive payment could be earned and at which a maximum incentive payment could be earned.

  No incentive awards for 1993 were earned by Mr. Cruikshank or the other Named Executives because the Company's consolidated financial results in 1993 failed to meet the necessary performance threshold.

STOCK-BASED COMPENSATION

  The 1993 Stock and Long-Term Incentive Plan (the "1993 Plan"), approved by the shareholders at the last Annual Meeting, provides for a variety of cash and stock-based vehicles (including stock options, stock appreciation rights and restricted stock, among others) from which the Committee may, in its discretion, select in designing individual long-term incentive awards.

  Stock options, which became available for use under the 1993 Plan, were the principal long-term incentive granted to executive officers in 1993. Stock options granted in 1993 are exercisable at the fair market value of the Common Stock on the date of grant and become exercisable during employment over a three-year period ( 1/3 per year). The Committee believes that a significant portion of executives' compensation should be dependent on value created for the shareholders. Options, which have value only if the stock price appreciates following the date of grant, provide an excellent means for linking executives' interests directly to those of the shareholders. The Committee's determination of the number of option shares granted, including the grant made to Mr. Cruikshank, was based primarily on a subjective assessment of internal job relationships, as well as a reference to competitive practices in long-term incentive opportunities for similar positions. An option for 75,000 shares was granted to Mr. Cruikshank in May 1993.

  The Committee also made limited use of grants of restricted stock to selected key employees to recognize significant contributions and to executives who received promotions in order to build their stock ownership in the Company. In determining the appropriate restricted stock award, the Committee considered the person's job level, performance, potential for future contributions and the timing and size of previous awards of restricted stock and options. No particular weight was given to any individual factor.

SENIOR EXECUTIVES' DEFERRED COMPENSATION PLAN

  Under the terms of the Senior Executives' Deferred Compensation Plan (the "SEDC Plan"), which is used for the purpose of providing supplemental retirement benefits to senior executives, (i) mandatory additions to a participant's account are made to offset contributions to which each was entitled under the Company's qualified plans in excess of maximum contributions permitted under the provisions of Section 401(a)(17) and Section 415 of the Internal Revenue Code (commonly known as ERISA Offset Benefits) and (ii) discretionary additions, in such amounts as the Committee may determine, are made to provide additional supplemental retirement benefits. Interest on active and retired participants' accounts is accrued at the rate of five and ten percent per annum, respectively, while interest in ERISA Offset Benefits balances accrues at the rate of ten percent per annum. No amounts may be received by a participant under the SEDC Plan prior to such participant's termination.

  In making contributions under the SEDC Plan, amounts are determined considering guidelines that include references to retirement benefits provided from other programs, compensation, length of service with the Company and as an officer, and years of service to normal retirement. There is no specific weighting of these factors. In addition, in determining the 1993 contribution for Mr. Cruikshank, the Committee considered a study by the outside compensation consultant which included a comparison of Mr. Cruikshank's projected retirement income benefits and total compensation to the comparator group chief executive officers. In 1993 deferred compensation additions to supplement future retirement benefits and ERISA Offset Benefits for Mr. Cruikshank totaled $500,692.

POLICY WITH RESPECT TO $1 MILLION DEDUCTION LIMITATION

  Based on proposed regulations relating to the new Internal Revenue Code provisions on deductibility of executive compensation above $1 million, the Committee believes that stock options granted under the 1993 Plan meet the transition rule requirements for performance-based compensation so as to exclude such option shares from the deduction limit. Any payments to a Named Executive under the Annual Incentive Compensation Plan would, however, be includable as compensation and, thus, would have the potential of impacting the deduction limit. Although the Committee believes it is unlikely that any such payments would cause a Named Executive's 1994 compensation to exceed $1 million, to the extent that any compensation of a Named Executive would otherwise be disallowable, it is the Committee's policy that such amounts be deferred until the limitation no longer applies with respect to such Named Executive.

                                  Respectfully submitted,

                                  THE COMPENSATION COMMITTEE OF DIRECTORS

                                  Anne L. Armstrong       *W. R. Howell
                                  Robert W. Campbell      *C. J. Silas
                                  Lord Clitheroe          *Roger T. Staubach
                                  Edwin L. Cox            *E. L. Williamson
                                  *Robert L. Crandall
- --------
* During July 1993, the membership of the Committee was reduced from nine Directors (being all of the outside Directors) to five. The members comprising the Committee as of December 31, 1993 are noted with an asterisk.

                          CORPORATE PERFORMANCE GRAPH

  The following graph compares the Company's total stockholder return over the last five years to the Standard & Poors 500 Stock Index ("S&P 500") and the Standard & Poors Energy Composite Index ("S&P Energy Composite"). Cumulative total return values for the S&P 500, S&P Energy Composite and the Company are based on annual total return values which assume reinvestment of dividends. The stockholder return shown on the graph below is not necessarily indicative of future performance.

 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN AMONG HALLIBURTON
                   COMPANY, S&P 500 AND S&P ENERGY COMPOSITE






  The comparison of total return on investment (change in year end stock price plus reinvested dividends) assumes that $100 was invested on December 31, 1988 in each of Halliburton Company, the S&P 500 and the S&P Energy Composite with investment weighted on the basis of market capitalization.


                                                   1988 1989 1990 1991 1992 1993
                                                   ---- ---- ---- ---- ---- ----
  HALLIBURTON COMPANY............................. 100  157  171  110  114  130
  S & P 500....................................... 100  132  128  166  179  197
  S & P ENERGY COMPOSITE.......................... 100  140  144  155  158  183

                          SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION          LONG TERM COMPENSATION
                              ------------------------------ -----------------------------
                                                                    AWARDS         PAYOUTS
                                                             --------------------- -------
                                                             RESTRICTED SECURITIES
                                                OTHER ANNUAL   STOCK    UNDERLYING  LTIP    ALL OTHER
   NAME AND PRINCIPAL          SALARY   BONUS   COMPENSATION   AWARDS     OPTION   PAYOUTS COMPENSATION
        POSITION         YEAR   ($)    ($)(1)      ($)(2)      ($)(3)      (#)     ($)(4)     ($)(5)
   ------------------    ---- -------- -------  ------------ ---------- ---------- ------- ------------
Thomas H. Cruikshank.... 1993 $800,000 $     0      --        $      0    75,000     N/A     $507,867
 Chairman of the Board
 and Chief               1992 $800,000 $     0      --        $      0       N/A     N/A     $404,598
 Executive Officer of
 the Company             1991 $800,000 $     0      --        $      0       N/A     N/A     $402,483
Dale P. Jones........... 1993 $500,000 $     0      --        $      0    45,000     N/A     $173,695
 President of the
 Company                 1992 $500,000 $     0      --        $547,500       N/A     N/A     $228,726
                         1991 $500,000 $     0      --        $297,500       N/A     N/A     $223,079
W. Bernard Pieper....... 1993 $495,000 $     0      --        $      0    45,000     N/A     $124,131
 Vice Chairman of the
 Company                 1992 $487,596 $     0      --        $547,500       N/A     N/A     $254,503
                         1991 $433,327 $     0      --        $297,500       N/A     N/A     $246,280
Alan A. Baker........... 1993 $435,000 $     0      --        $      0    25,000     N/A     $254,994
 Chairman and Chief      1992 $435,000 $     0      --        $547,500       N/A     N/A     $225,116
 Executive
 Officer, Halliburton    1991 $435,000 $     0      --        $297,500       N/A     N/A     $194,331
 Energy Services
 Division of the Company
Tommy E. Knight(6)...... 1993 $395,962 $    0       --        $      0    25,000     N/A     $128,280
 President and Chief
 Executive               1992 $323,558 $95,833      --        $177,750       N/A     N/A     $127,501
 Officer, Brown & Root,
 Inc.                    1991      N/A     N/A      N/A            N/A       N/A     N/A          N/A

- --------
(1) Effective January 1, 1991, the Board of Directors established the Halliburton Annual Incentive Plan which is designed to compensate members of the Executive Committee, Company officers and other designated management employees based on the achievement of predetermined performance goals set annually by the Compensation Committee. Messrs. Cruikshank, Jones, Pieper and Baker participated in such Plan in 1991, 1992 and 1993; however, since performance goals for such years were not achieved, no amounts were paid to any of them for such plan years. Mr. Knight participated in the annual incentive plan of Brown & Root, Inc. for 1992. Having joined the Halliburton Company Executive Committee during 1992, in 1993, Mr. Knight participated in the Halliburton Annual Incentive Plan in lieu of the Brown & Root annual incentive plan but no amounts were paid to him for 1993 since, as noted above, the Plan performance goal for 1993 was not achieved.
(2) The dollar value of perquisites and other personal benefits for each of the named executive officers was less than established reporting thresholds.
(3) Restrictions on shares on all of the following awards lapse over a 10-year period at 10% per year: in 1991, Messrs. Jones, Pieper and Baker were each awarded 10,000 restricted shares; and in 1992, Messrs. Jones and Knight were awarded 20,000 and 6,000 restricted shares, respectively. In 1992, 20,000 restricted shares each were awarded to Messrs. Pieper and Baker, which restrictions lapse in equal annual installments over periods of 5 and 4 years, respectively, to correspond with their normal retirement dates. No restricted shares were awarded to any of the named officers in 1993. The total number and value of restricted shares held by each of the above individuals as of December 31, 1993, are as follows:

                                                        TOTAL        AGGREGATE
                                                  RESTRICTED SHARES MARKET VALUE
                                                  ----------------- ------------
        Mr. Cruikshank...........................      20,672        $  658,920
        Mr. Jones................................      43,606        $1,389,941
        Mr. Pieper...............................      27,000        $  860,625
        Mr. Baker................................      36,650        $1,168,219
        Mr. Knight...............................      13,670        $  435,731

   Dividends are paid on the restricted shares.
(4) Although the Company received shareholder approval of the 1993 Plan, no long-term incentive program was implemented during 1993 pursuant to such Plan, and no other vehicles exist under which such payments may be made.
(5) "All Other Compensation" includes the following accruals for or contributions to various plans for the fiscal year ending December 31, 1993: (i) profit sharing plan contributions or termination surplus accruals thereunder for Mr. Cruikshank-$289; Mr. Jones-$289; Mr. Pieper- $289; Mr. Baker-$289 and Mr. Knight-$27,203; (ii) supplemental retirement plan contributions for Mr. Cruikshank-$500,000; Mr. Jones-$170,000; Mr. Pieper-$120,000; Mr. Baker-$250,000 and Mr. Knight-$70,000; (iii) 401(k)
    plan matching contributions for Mr. Jones-$2,248 and Mr. Baker-$2,248;
    (iv) ERISA offset benefit accruals for Mr. Cruikshank-$692, Mr. Jones- $324, Mr. Pieper-$318, Mr. Baker-$244 and Mr. Knight-$29,773 and (v) above-market earnings on ERISA offset benefit accounts for Mr. Cruikshank- $6,886; Mr. Jones-$834; Mr. Pieper-$3,524; Mr. Baker-$496 and Mr. Knight- $1,304. A Company contribution to split dollar life insurance premiums for Mr. Baker was made in the amount of $2,506.
(6) Mr. Knight became an executive officer of the Company on June 1, 1992.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL REALIZABLE VALUE
                          NUMBER OF   % OF TOTAL                          AT ASSUMED ANNUAL RATES OF
                         SECURITIES    OPTIONS                             STOCK PRICE APPRECIATION
  INDIVIDUAL GRANTS(1)   UNDERLYING   GRANTED TO  EXERCISE                    FOR OPTION TERM(2)
  --------------------     OPTIONS   EMPLOYEES IN   PRICE     EXPIRATION --------------------------------
          NAME           GRANTED (#) FISCAL YEAR  ($/SHARE)      DATE          5%               10%
          ----           ----------- ------------ ---------   ---------- --------------    --------------
Thomas H. Cruikshank....    75,000      10.74%     $40.25       11/3/99  $    1,126,566    $    2,590,175
Dale P. Jones...........    45,000       6.44%     $40.25       5/18/03  $    1,139,085    $    2,886,666
W. Bernard Pieper.......    45,000       6.44%     $40.25      11/11/00  $      800,299    $    1,890,640
Alan A. Baker...........    25,000       3.58%     $40.25        2/2/00  $      392,479    $      908,475
Tommy E. Knight.........    25,000       3.58%     $40.25       5/18/03  $      632,825    $    1,603,703
All Optionees...........   698,500     100.00%     $35.06(3)     (3)     $   15,401,258    $   39,029,813
All Stockholders........       N/A         N/A        N/A           N/A  $2,515,539,630(4) $6,374,871,319(4)

- --------
(1) All options are granted at the fair market value of the Common Stock on the grant date and generally expire ten years from the grant date or three years after date of retirement, if earlier. Options vest over a three year period, with one-third of the shares becoming exercisable on each of the first three anniversaries of the grant date.
(2) The assumed values result from certain prescribed rates of stock price appreciation. Values for Messrs. Jones and Knight were calculated based on a 10-year exercise period and values for Messrs. Cruikshank, Pieper and Baker were calculated assuming their retirement at age 65 and a three-year exercise period after retirement. The actual value of the option grants is dependent on future performance of the Common Stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(3) The exercise price shown is a weighted average of all options granted in 1993. Options expire on either May 18, 2003 or December 1, 2003.
(4) "All Stockholders" values are calculated using the weighted average exercise price for all options awarded in 1993, $35.06, based on the outstanding shares of Common Stock on December 31, 1993.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                           SHARES              OPTIONS AT FISCAL YEAR-END    IN-THE-MONEY OPTIONS AT
                          ACQUIRED    VALUE             (SHARES)               FISCAL YEAR-END ($)
                         ON EXERCISE REALIZED ---------------------------- ----------------------------
          NAME               (#)       ($)    EXERCISABLE(1) UNEXERCISABLE EXERCISABLE(1) UNEXERCISABLE
          ----           ----------- -------- -------------- ------------- -------------- -------------
Thomas H. Cruikshank.          0        $0           0          75,000           $0             $0
Dale P. Jones...........       0        $0           0          45,000           $0             $0
W. Bernard Pieper.......       0        $0           0          45,000           $0             $0
Alan A. Baker...........       0        $0           0          25,000           $0             $0
Tommy E. Knight.........       0        $0           0          25,000           $0             $0

- --------
(1) No options were exercisable as of December 31, 1993.

                                RETIREMENT PLAN

  The purpose of the Halliburton Retirement Plan is to provide a floor for retirement benefits provided under the Halliburton Profit Sharing and Savings Plan (the "Halliburton Profit Sharing Plan").

  The Halliburton Profit Sharing Plan is intended to be the primary plan to provide retirement benefits to participating employees. The Company makes annual contributions from profits to the Halliburton Profit Sharing Plan. Such contributions may not be less than 10% of profits, as defined in the Plan (reduced by Halliburton Retirement Plan expenses), except that such contributions may not exceed the maximum amount deductible under Section 404 of the Internal Revenue Code. Since there were no profits, there were no Company contributions under the Halliburton Profit Sharing Plan for the year ended December 31, 1993. It is not possible to estimate the amount of benefits payable at retirement under the Halliburton Profit Sharing Plan to Messrs. Baker, Cruikshank, Jones and Pieper because of some or all of the following:
(i) amounts contributed in the future will be contingent on future profits,
(ii) amounts allocated from forfeited accounts will vary, (iii) earnings on trust fund assets will vary, (iv) trust fund assets may appreciate or depreciate in value, (v) the compensation of the individual may vary, (vi) age at date of retirement may vary and (vii) the Plan may be changed or discontinued.

  The Halliburton Retirement Plan is intended to be a qualified defined benefit pension plan which is designed as a floor plan integrated with the Halliburton Profit Sharing Plan to provide an adequate level of retirement benefits for employees. An employee is eligible to participate on completion of one year of service. A participant is fully vested under the Halliburton Retirement Plan with five years of vesting service; however, there is no vesting prior to attaining five years of vesting service. Under the terms of the Halliburton Retirement Plan, each monthly pension payment will be equal to the following amount: (i) 1 1/3% of an employee's average monthly compensation (computed over the highest three calendar year period) multiplied by such employee's years of accrual service after January 1, 1990; minus (ii) a pension which is the actuarial equivalent of the participant's eligible profit sharing accounts (excluding any employer and employee contributions under the employee savings portion of the program) accumulated since January 1, 1990 under the Halliburton Profit Sharing Plan. The offset for the Halliburton Profit Sharing Plan is based upon the 1984 Unisex Pension Mortality Table and an 8 1/2% interest assumption. The form of payment is a life only annuity or the actuarial equivalent thereof. A vested participant may retire and commence receiving payment of benefits after attaining age 55. Early retirement benefits are reduced from the benefit which would otherwise be payable at the normal retirement age of 65. As noted above, the Halliburton Retirement Plan is integrated with the Halliburton Profit Sharing Plan so that benefits under the Halliburton Retirement Plan are offset by benefits under the Halliburton Profit Sharing Plan. Since the latter cannot be estimated, the maximum benefits under the integrated plans cannot be estimated. Assuming, however, that benefits under the Halliburton Profit Sharing Plan will not equal or exceed benefits under the Halliburton Retirement Plan, the estimated annual benefits under the integrated plans commencing at normal retirement at age 65, without giving effect to ERISA benefit limitations but reflecting the current ERISA limitation on creditable compensation of $150,000, for the individuals named in the Summary Compensation Table are as follows: Mr. Baker $14,333, Mr. Cruikshank $13,833, Mr. Jones $23,667 and Mr. Pieper $11,000. The retirement benefits have been computed on the assumptions that (i) payments will be paid in the form of a life annuity; (ii) employment will continue until normal retirement at age 65 and (iii) levels of creditable compensation will remain constant. Mr. Knight is not a participant in this Plan.

       DIRECTORS' COMPENSATION, RESTRICTED STOCK PLAN AND RETIREMENT PLAN

 Directors Fees and Deferred Compensation Plan

  All non-employee Directors of the Company receive an annual fee of $30,000 and an attendance fee of $2,000 for each meeting of the Board of Directors. Such Directors also receive an attendance fee of $2,000 per meeting for Committee service. The Chairmen of the Compensation, Audit, Nominating, Environment, Health and Safety and Management Oversight Committees each receive an additional $2,000 annually for service in such capacities. Under the Company's Directors' Deferred Compensation Plan, Directors are permitted to defer their fees, or a portion thereof, until after they cease to be a Director of the Company. A participant may elect to have his or her deferred compensation account either credited quarterly with interest at the prime rate of Citibank, N.A. or translated on a quarterly basis into Company Common Stock equivalents. Distribution will be made in cash either in a lump sum or in annual installments over a 5- or 10-year period, as determined by the committee appointed to administer the Plan in its discretion. Ms. Armstrong and Messrs. Campbell, Crandall and Staubach have elected to participate in the Plan.

 Directors' Restricted Stock Plan

  Pursuant to the terms of the Restricted Stock Plan for Non-Employee Directors ("Directors' Restricted Stock Plan"), which was approved by the stockholders at the 1993 Annual Meeting, each non-employee Director receives an annual award of 200 restricted shares of Common Stock as a part of his or her compensation. The awards are in addition to the Directors' annual retainer and attendance fees and to amounts which would be payable under the Directors' Retirement Plan, described below. Shares awarded under the Directors' Restricted Stock Plan may not be sold, assigned, pledged or otherwise transferred or encumbered until the restrictions are removed. Restrictions will be removed following termination of Board service under certain circumstances, which include, among others, death or disability, retirement pursuant to the Company's mandatory retirement policy, or early retirement after at least four years of service. During the restriction period, Directors have the right to vote and to receive dividends with respect to the restricted shares. Any shares which, pursuant to such Plan's provisions, remain restricted following termination of service will be forfeited.

 Directors' Retirement Plan

  Under the terms of the Retirement Plan for Directors of the Company ("Directors' Retirement Plan"), a non-employee director participant upon the benefit commencement date (the later of a participant's termination date or attainment of 65) will receive an annual benefit equal to the last annual retainer for such participant for a period of years equal to such participant's years of service on his or her termination date; provided that a minimum benefit payment period for each participant is 5 years. Admission as a participant in the Directors' Retirement Plan is on the later of the date of completion of three years service, as defined in such Plan, or January 1, 1990. Upon the death of a participant, benefit payments will be made to the surviving spouse, if any, over the remainder of the retirement benefit payment period. Years of service for each Director participant under the Plan are: Ms. Armstrong--17, Mr. Campbell--6, Lord Clitheroe--7, Mr. Cox--15, Mr. Crandall--9 and Mr. Williamson--13. Assets of the Company are transferred to Texas Commerce Bank Dallas, as Trustee, to be held pursuant to the terms of an irrevocable grantor trust to aid the Company in meeting its obligations under the Directors' Retirement Plan. The corpus and income of the trust are treated as assets and income of the Company for federal income tax purposes and are subject to the claims of general creditors of the Company to the extent provided therein.

                              CERTAIN TRANSACTIONS

  During 1993, Lester L. Coleman, a member of the Executive Committee, was transferred from Houston, Texas to Dallas, Texas following his election as Executive Vice President and General Counsel of the Company. In connection therewith, and in accordance with Company policies, Halliburton Real Estate

Services, Inc., a subsidiary of the Company, purchased his Houston residence at its fair market value of $600,000, as determined on the basis of independent appraisals. The residence was purchased by Mr. Coleman in 1991 for $590,000. In addition, pursuant to the Company's relocation policy for transferred employees, the Company reimbursed Mr. Coleman for, or paid on his behalf, expenses associated with his move to Dallas in the amount of $37,049.

                                CERTAIN FILINGS

  Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange and to furnish the Company with copies. The Form 3, as amended, filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the election of Scott R. Willis as Controller of the Company was not filed in a timely manner. Mr. Knight reported in a Form 4 filed with the SEC in May 1993 that in May 1993, due to a change in transfer agents, it was discovered that 28 shares of the Company's common stock acquired in 1976 under the Company's Career Executive Incentive Stock Plan were issued under an incorrect spelling of his last name and that his reported share balance should be increased by 28 shares. It was the Company's intent that its Directors' Deferred Compensation Plan be exempt from the disclosure requirements of Section 16(a) of the Exchange Act; however, on review of certain no action letters issued by the SEC, counsel to the Company has now determined that certain transactions related to the Directors' Deferred Compensation Plan should be reported. Accordingly, Messrs. Campbell and Staubach filed Form 5's with the SEC in February 1994 acknowledging, with respect to the Directors' Deferred Compensation Plan, a late filing for 1992.

                   RATIFICATION OF THE SELECTION OF AUDITORS

                                   (ITEM 2)

  Arthur Andersen & Co. has examined the financial statements of the Company since 1946. A resolution will be presented at the Annual Meeting to ratify the appointment by the Board of Directors of the Company of that firm as independent accountants to examine the financial statements and the books and records of the Company for the year ending December 31, 1994. Such appointment was made upon the recommendation of the Audit Committee. The Company has been advised by Arthur Andersen & Co. that neither the firm nor any member thereof has any direct financial interest or any material indirect interest in the Company and, during at least the past three years, neither such firm nor any member thereof has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

  Representatives of such firm are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

  The affirmative vote of the holders of a majority of the shares of the Company Common Stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

  If the stockholders do not ratify the selection of Arthur Andersen & Co., the selection of independent accountants will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS INDEPENDENT ACCOUNTANTS TO EXAMINE THE FINANCIAL STATEMENTS AND BOOKS AND RECORDS OF THE COMPANY FOR THE YEAR 1994.

               SHAREHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING

                                    (ITEM 3)

  The Laborers National Pension Fund, 14140 Midway Road, Suite 200--Dallas, Texas 75244-3672, a holder of 10,000 shares of the Company's Common Stock, has stated its intention to present the following proposal for consideration at the Annual Meeting of Stockholders. The proposal and supporting statement, which the Board of Directors and the Company oppose, are set forth below.

RESOLUTION TO ADOPT CUMULATIVE VOTING

  BE IT RESOLVED: that the stockholders of the Halliburton Company ("Company"), assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

SUPPORTING STATEMENT

  Cumulative voting is one of the few ways stockholders can attempt to elect members who they believe better represent their views.

  It is vitally needed at the Halliburton, where the current board has sat passively by, collecting its annual retainer of $30,000 and accruing a lifetime pension at that amount, while the company has under performed the market and its industry peer group for the past two years.

  Cumulative voting maximizes a stockholder's voting power by allowing him or her to concentrate their votes for a single nominee or combination of nominees.

  For example, the Company has ten directors. Without cumulative voting, the owners of ten percent (10%) of the company's stock do not have a realistic chance of electing a director. They would only be able to cast their ten percent (10%) for each nominee, however, with cumulative voting, those same owners would be able to actually elect a nominee by lumping all of their votes for that nominee.

  Even if dissident stockholders do not have enough votes to elect nominees, cumulative voting ensures that management and the board will consider their views.

  Please mark your ballot in support of this proposal.

BOARD OF DIRECTORS RECOMMENDATION

  The Board recommends a vote AGAINST this proposal for the following reasons:

  Eight of the present Board members who are nominees for election to the Board at the Annual Meeting are independent, non-employee Directors and all are nominated for the Board upon recommendation of the Nominating Committee which consists entirely of outside, independent Directors.

  The Company's present system, like that of most major companies, allows all stockholders to vote on the basis of their share ownership. The Board remains convinced that this approach is the fairest and the one most likely to produce an effective Board which will represent the interests of all of the Company's stockholders. In contrast, cumulative voting is a procedure which inflates the voting power of a stockholder so that conceivably a director could be elected who would represent and further a special interest as opposed to taking action for the benefit of all stockholders. Cumulative voting also introduces the possibility of partisanship among board members that could impair their ability to work together, a requirement essential to the effective functioning of any board of directors. The Board is focused on successful long-term performance of the Company and believes that the present system of electing Directors should be retained in the best interest of all stockholders.

  Approval of this stockholder proposal requires an affirmative vote of a majority of the Company's stock represented at the Annual Meeting and entitled to vote on this matter. The adoption of this proposal would not, in itself, institute cumulative voting but would simply constitute a recommendation to the Board. In order to initiate cumulative voting, the Board would have to adopt and submit a proposed amendment to the Certificate of Incorporation for action by stockholders at a later meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

                              COST OF SOLICITATION

  Officers and other employees of the Company may solicit proxies personally, by telephone or other telecommunications, from some stockholders if proxies are not received promptly. The Company will reimburse banks, brokers or other persons holding Company Common Stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to beneficial owners of the Company's Common Stock. All expenses of solicitation of proxies will be borne by the Company. In addition, Georgeson & Company Inc., New York City, has been retained to assist in the solicitation of proxies for the 1994 Annual Meeting of Stockholders at a fee of $9,500 plus reasonable expenses.

               STOCKHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING

  Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at the 1994 Annual Meeting, it must be received by the Secretary of the Company (3600 Lincoln Plaza, 500 N. Akard, Dallas, Texas 75201-3391) not later than November 22, 1994 and must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 in order to be included in the Company's proxy statement and form of proxy relating to that meeting. The 1995 Annual Meeting of Stockholders will be held May 16, 1995.

                                 OTHER BUSINESS

  The Company's bylaws provide that in addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder and
(iv) any material interest of the stockholder in such business. This requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with such procedures.

  The management of the Company is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. If any other matters should properly come before the meeting, however, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                                          By Authority of the Board of
                                           Directors.
                                                          LOGO
                                                      Susan S. Keith
                                               Vice President and Secretary
March 22, 1994

PROXY



                              HALLIBURTON COMPANY



                 Proxy for 1994 Annual Meeting of Stockholders
          This Proxy is solicited on behalf of the Board of Directors


    The undersigned hereby appoints T.H. Cruikshank, D.P. Jones and S.S. Keith, and any of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Halliburton Company to be held in the Venetian Room of the Fairmont Hotel, 1717 N. Akard, Dallas, Texas, on Tuesday, May 17, 1994, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated March 22, 1994, is acknowledged.




               (continued and to be signed on the reverse side)

To vote in accordance with the Board of Directors' recommendations just sign below; no boxes need to be checked.

[ X ] Please mark
      your votes
      as this

      -----------------     ---------------------     --------------------
           COMMON                 STOCK FUND            RESTRICTED STOCK

- --------------------------------------------------------------------------------
The Board of Directors Recommends a Vote FOR Items 1 and 2, and AGAINST Item 3.
- --------------------------------------------------------------------------------

Item 1--Election of Directors

FOR all nominees    WITHHOLD AUTHORITY
(except as speci-    to vote for all
   fied below).     nominees listed at right.

     [  ]                  [  ]       Anne L. Armstrong, R. W. Campbell, Lord
                                      Clitheroe, R. L. Crandall, T. H.
                                      Cruikshank, W. R. Howell, D. P. Jones, C.
                                      J. Silas, R. T. Staubach, R. J. Stegemeier and E. L. Williamson.


(Instruction: To withhold authority to vote for an individual nominee write that nominee's name on the space provided below.)

- --------------------------------------------------------------------------------

                                                  FOR       AGAINST     ABSTAIN
Item 2--Proposal for ratification of selection   [   ]       [   ]       [   ]
of independent public accountants for the Company for 1994.

Item 3--Shareholder proposal relating to         [   ]       [   ]       [   ]
cumulative voting in election of Directors.

Item 4--In their discretion, upon such other business as may properly come before the meeting.

- --------------------------------------------------------------------------------

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

In the absence of such direction the proxy will be voted FOR the nominees listed in Item 1 and FOR the Proposal set forth in Item 2 and AGAINST the Proposal set forth in Item 3.

_________                                 I PLAN TO ATTEND THE MEETING   [   ]
        |
        |
        |
        |   (Sign exactly as name(s) appears at left. If shares are held
        |   jointly, each holder should sign. If signing for estate, trust or corporation, title or capacity should be stated.)

            Please date, sign and return this Proxy in the enclosed business envelope.

            Dated _____________________________________________________, 1994


                  ___________________________________________________________


                  ___________________________________________________________
                                 (Signatures if held jointly)